INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference into Registration Statements Nos. 333-1430 and 333-12747, both on Form S-8, and No. 333-12759 on Form S-3, as amended, of Tera Computer Company of our report dated February 7, 1997, appearing in the Annual Report on Form 10-KSB of Tera Computer Company for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of Registration Statement No. 333-12759.


/s/ Deloitte & Touche LLP

Seattle, Washington
March 28, 1997